FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 22, 1996


                               MEDIQ INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        1-8147                                51-0219413
(Commission File Number)       (I.R.S. Employer Identification No.)


                  One MEDIQ Plaza, Pennsauken, New Jersey 08110
                    (Address of principal executive offices)


Registrant's telephone number, including area code:(609)665-9300


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Item 5.  Other Events.

         On August 22, 1996 MEDIQ/PRN Life Support Services, Inc. ("PRN"), a wholly owned subsidiary of MEDIQ Incorporated (the "Company") (MED:AMEX), commenced a cash tender offer to purchase all of PRN's 12 1/8% Senior Secured Notes Due 1999 (the "Notes") at a price of $1,078.74 per $1,000 principal amount, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation dated August 22, 1996 (the "Offer to Purchase"), and the related Consent and Letter of Transmittal (which together with the Offer to Purchase constitutes the "Offer"). The description of the Offer herein is in all respects subject to the Offer to Purchase which is attached as an exhibit hereto and is incorporated by reference herein. The outstanding principal balance of the Notes is $100 million.

         The Offer is intended to reduce the Company's interest expense by replacing the Notes with lower interest bearing loans under a credit facility (the "Credit Facility") previously disclosed in the Company's 10-Q for the quarter ended June 30, 1996.

         In addition, the consent solicitation (the "Consent Solicitation") is to adopt certain proposed amendments to the indenture governing the Notes which will enable the Company to enter into the Credit Facility and achieve greater operating and financial flexibility following the consummation of the Offer and the Consent Solicitation.

         The Offer is conditioned upon, among other things, (i) there having been validly tendered (and not withdrawn) a majority in aggregate principal amount of the Notes outstanding, and (ii) the Credit Facility having been entered into and all conditions to the borrowings thereunder of an amount sufficient to repurchase all validly tendered Notes, repay certain other indebtedness, and make certain other payments, having been satisfied. The Offer, Consent Solicitation and withdrawal rights are scheduled to expire at 5:00 p.m., Eastern Standard Time, on September 23, 1996 unless the Offer is extended.

         It is the Company's present intention to defease any Notes which remain outstanding after the consummation of the Offer.

         American Stock Transfer & Trust Company will act as the Depository for the Offer.

Exhibit Number 99

         Offer to Purchase and Consent Solicitation by MEDIQ/PRN Life Support Services, Inc. for its 12 1/8% Senior Secured Notes due
1999.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            MEDIQ INCORPORATED
                                               (Registrant)


Dated: August 30, 1996                      By:  /s/ Michael F. Sandler
                                                 ----------------------
                                                  Michael F. Sandler
                                                  Senior Vice President -
                                                  Finance and Chief Financial
                                                  Officer



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